                                                                    EXHIBIT d(3)


                                OPTION AGREEMENT

                  Santos America and Europe Corporation ("Parent"), a Delaware corporation, and the holders of outstanding common stock of Esenjay Exploration, Inc. (the "Company"), a Delaware corporation, to which this Agreement refers to as "Stockholders" on the signature pages hereof (the "Stockholders") hereby enter into this Agreement dated as of March 17, 2002.

                              PRELIMINARY STATEMENT

                  Parent and its subsidiary, ECM Acquisition Company ("Sub"), a Delaware corporation, propose to enter into an agreement dated as of March 17, 2002 with the Company (the "Acquisition Agreement"). On the terms and subject to the conditions the Acquisition Agreement contains, Parent proposes to acquire the Company in a two-step transaction. The first step would be a tender offer by Sub for all the outstanding shares of the Company's common stock, and the second step would be a follow-on merger between Sub and the Company in which the Company would become the surviving corporation.

                  The board of directors of the Company has:

         o determined that Parent's proposed tender offer and merger are fair to and in the best interests of the Company's stockholders;

         o declared the agreement of merger the Acquisition Agreement contains advisable and resolved to recommend that the holders of the Company's common stock accept that offer and adopt that agreement of merger; and

         o        authorized the Company to enter into the Acquisition
                  Agreement.

                  The Stockholders collectively own approximately 52% of the shares of the Company's common stock issued and outstanding as of March 1, 2002. In order to induce Parent and Sub to enter into and thereafter perform their respective obligations under the Acquisition Agreement, the Stockholders are entering into this Agreement.

                                    AGREEMENT

                  In consideration of the premises and the covenants and other undertakings this Agreement contains, the parties, intending to be legally bound hereby, agree as follows:

                  Section 1. Definitions. (a) In this Agreement:

                  (1) the "Original Shares" of a Stockholder means the number of shares of Common Stock which appears opposite that Stockholder's name on the signature pages hereof; and

                  (2) the "Subject Shares" of a Stockholder means that Stockholder's Original Shares together with:

                           (A) all shares of Common Stock or other Capital
                  Stock, all Derivative Securities, including any preferred stock purchase rights, and all other properties or rights, including any phantom securities, to which that Stockholder hereafter becomes entitled by reason of any dividend or other distribution the Company pays or makes in respect of the Common Stock or any other class or series of its Capital Stock;

                           (B) all properties, securities and rights to which
                  that Stockholder becomes entitled by reason of any split, combination or reclassification of the Common Stock or any other Capital Stock of the Company or any issuance by the Company in respect or lieu of or in substitution for shares of its Capital Stock; and

                           (C) all properties, securities and rights of any type
                  to which clause (2)(A) or (B) of this definition refers which that Stockholder purchases or otherwise acquires after the date hereof from the Company or any other Person.

                  (b) Capitalized terms this Agreement uses, but does not define, have the meanings the Acquisition Agreement specifies. References herein to "this Agreement" are to this Agreement as it may be amended, modified or supplemented from time to time hereafter in writing by each party against which another party seeks to enforce that amendment, modification or supplement.

                  Section 2. Option To Purchase Subject Shares. (a) Each Stockholder hereby grants to Parent an irrevocable option (each such option, a "Purchase Option") to purchase from that Stockholder at any time during the Option Exercise Period all that Stockholder's Subject Shares at a total cash option exercise price equal to the product of (1) the total number of that Stockholder's Original Shares multiplied by (2) $2.84 (each such price, a "Purchase Price").

                  (b) In this Section 2, "Option Exercise Period" means, if Parent becomes entitled to, and does, terminate the Acquisition Agreement under
Section 9.01(a)(3) thereof or the Company becomes or purports to become entitled to, and does or purportedly does, terminate this Agreement under Section 9.01(a)(4) thereof, the period of 30 days beginning the date of that termination or purported termination; provided, however, that if the Offer Commencement Date shall have previously occurred, that 30-day period will begin on the next day following the date Sub terminates the Offer without having purchased any Shares thereunder.

                  (c) Parent must exercise each Purchase Option in whole only and must exercise all Purchase Options at the same time. To exercise the Purchase Options, Parent must deliver to each Stockholder a written notice of Parent's intention to effect that exercise, and the closing of the purchase of the Subject Shares subject to the Purchase Options will take place:

                  (1) in accordance with the escrow arrangement Section 2(d) describes below or, if for any reason that escrow arrangement and the deposit thereunder of the Subject Shares has not occurred when Parent exercises the Purchase Options,

                  (2) in the office of Baker Botts LLP in Houston, Texas.

In the latter case, Parent will designate in that notice the date and time of the closing, which date may be the next day after Parent has delivered that notice. At that closing, Parent will pay in respect of each Purchase Option the Purchase Price payable under that Purchase Option against delivery of the certificates representing the Subject Shares subject to that Purchase Price, duly endorsed for transfer to Parent.

                  (d) Each Stockholder agrees to deposit as promptly as possible
(1) certificates representing all of that Stockholder's Subject Shares, duly endorsed in blank with signatures guaranteed, and (2) an irrevocable power of attorney with Bank of America, Bank of New York or such other party as may be mutually agreed upon by the Parent and the Stockholders, as escrow agent (the "Escrow Agent") under an escrow agreement substantially in the form of Annex A with such changes therein, if any, as the Escrow Agent may require or as Parent and the Stockholders may agree (the "Escrow Agreement"). The irrevocable power of attorney shall authorize the Escrow Agent to effect a valid tender of such Subject Shares under and in accordance with the terms of the Offer, pursuant to the terms of the Stockholders Agreement. This shall include, without limitation, physical delivery of such certificates and the execution and delivery of a properly completed letter of transmittal and any other required documentation or instruments with respect thereto. If any Stockholder withdraws its tendered Subject Shares from the Offer in accordance with the terms of the Stockholders Agreement, the Escrow Agent shall hold such Subject Shares in escrow until Parent exercises its Purchase Option with respect thereto or the Option Exercise Period has otherwise ended. When that escrow is established (the "Escrow"), the Purchase Options may be exercised in accordance with this Section 2, by delivery to the Escrow Agent of a notice in the form of Exhibit 1 to the Escrow Agreement and the Purchase Prices thereunder.

                  Section 3. Limitation on Competition. (a) Each Stockholder agrees, severally and not jointly with any other Person, that that Stockholder will not, during the period beginning on the date hereof and ending on the first anniversary of the date hereof (the "Non-Compete Period"), directly or indirectly, for any reason, for that Stockholder's own account or on behalf of or together with any other Person:

                  (1) acquire or enter into an agreement to acquire, directly or through direct or indirect ownership or contract rights with respect to a Person, including without limitation whether as principal, agent, stockholder, partner, joint venturer, employer, employee or in any other capacity, any interest (an "Interest") of any kind or character in the lands or in the minerals on or under said lands whatsoever located within the Non-Compete Area (as Annex B defines that term), whether by means of lease, purchase, assignment, trade, sublease, easement, farmout, or any other form of acquisition, including any merger with or acquisition of stock or ownership interests in any other Person; or

                  (2) call on or otherwise solicit, directly or indirectly through any Person, any natural person who is at that time employed by the Company in any managerial capacity with the purpose or intent of attracting that person from the employ of the Company.

Notwithstanding the foregoing, any Stockholder may own and hold as a passive investment up to 10% of the outstanding Capital Stock of a competing Entity. In the event that a Stockholder acquires an Interest in the Non-Compete Area during the Non-Compete Period, that Stockholder (the "Acquiring Stockholder") must promptly notify Parent in writing of that acquisition, including a full description of the acquired Interest and the rights, obligations and duties with respect thereto, accompanied by a copy of any acquisition agreement and any other relevant documents. Within 30 days following that acquisition, the Acquiring Stockholder will convey, transfer and assign all its rights, titles, and interests in the Interest so acquired to the Company without consideration.

                  (b) Because of (1) the difficulty of measuring economic losses to Parent or the Company as a result of any breach by a Stockholder of that Stockholder's covenants in Section 3(a) and (2) the immediate and irreparable damage that could be caused to Parent or the Company for which it would have no other adequate remedy, each Stockholder agrees that Parent or the Company may enforce the provisions of Section 3(a) by injunctions and restraining orders against that Stockholder if that Stockholder breaches any of those provisions. The breaching Stockholder will be responsible for, and Parent and the Company will be entitled to receive reimbursement of, all costs of enforcing their rights under this Section 3, including reasonable attorney's fees.

                  (c) The parties each agree that Sections 3(a) and (b) impose a reasonable restraint on the Stockholders in light of the activities and business of Parent and the Company on the date hereof and the current business plans of the Company and Parent and its Affiliates.

                  (d) The covenants in this Section 3 are severable and separate, and the unenforceability of any specific covenant in this Section 3 is not intended by any party to, and will not, affect the provisions of any other covenant in this Section 3. If any court of competent jurisdiction determines that the scope, time or territorial restrictions Section 3(a) sets forth are unreasonable as applied to any Stockholder, the parties, including that Stockholder, acknowledge their mutual intention and agreement that those restrictions be enforced to the fullest extent the court deems reasonable, and thereby will be reformed to that extent as applied to that Stockholder and any other Stockholders similarly situated.

                  (e) All the covenants in this Section 3 are intended by each party to be, and will be construed as, an agreement independent of any other provision in this Agreement. It is specifically agreed that the time periods
Section 3(a) specifies will be computed in the case of each Stockholder by excluding from that computation any time during which that Stockholder is in violation of any provision of Section 3(a). The covenants this Section 3 contains will not be affected by any breach of any other provision hereof by any party.

                  (f) Each Stockholder, severally and not jointly with any other Person, hereby agrees that this Section 3 is a material and substantial part of the transactions the Acquisition Agreement contemplates.

                  Section 4. Representations and Warranties. Each Stockholder represents and warrants to Parent that, as applied solely to that Stockholder, all the following representations and warranties in this Section 4 are as of the date of this Agreement, and will be immediately prior to Sub's payment for that Stockholder's Subject Shares, true and correct:

                  (1) the Stockholder:

                           (A) is the record and beneficial owner of, and has
                  good and marketable title to, the Stockholder's Original Shares and, as of the date Sub consummates the Offer, all other Subject Shares the Stockholder hereafter acquires, in each case free and clear of any "adverse claim," as the applicable Uniform Commercial Code defines that term, or other lien or encumbrance; and

                           (B) has and will have, with respect to the Original
                  Shares, and will have, with respect to all other Subject Shares the Stockholder hereafter acquires, the sole right to Transfer and direct the voting of those securities;

                  (2) except as the Stockholders Agreement otherwise provides, none of the Original Shares is, and none of the other Subject Shares the Stockholder hereafter acquires will be, subject to any voting trust, voting agreement or other agreement, arrangement or restriction respecting the Transfer or voting of any of those securities;

                  (3) the Stockholder has the full power, legal capacity and authority to execute, deliver and perform the Stockholder's obligations under this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as that enforceability may be:

                           (A) limited by any applicable bankruptcy, insolvency,
                  reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally; and

                           (B) subject to general principles of equity,
                  regardless of whether that enforceability is considered in a proceeding in equity or at law;

                  (4) if the Stockholder is an Entity, the Stockholder has obtained, in accordance with all applicable Governmental Requirements and its Charter Documents, all approvals and the taking of all actions necessary for the authorization, execution, delivery and performance by the Stockholder of this Agreement;

                  (5) if the Stockholder is acting otherwise than in his individual capacity, whether as an executor or a guardian or in any other fiduciary or representative capacity, all actions on the part of the Stockholder and all other Persons, including any court, necessary for the authorization, execution, delivery and performance by the Stockholder of this Agreement have been duly taken;

                  (6) the Stockholder's execution, delivery and performance in accordance with its terms of this Agreement and the effectuation of the transactions this Agreement contemplates do not and will not:

                           (A) violate or conflict with any Governmental
                  Requirement;

                           (B) breach or constitute a default under any
                  agreement or instrument to which the Stockholder is a party or by which the Stockholder or any Subject Shares the Stockholder owns is bound;

                           (C) result in the creation or imposition of, or
                  afford any Person the right to obtain, any lien upon any Subject Shares the Stockholder owns, or upon any revenues, income or profits of the Stockholder therefrom; or

                           (D) if the Stockholder is an Entity, violate the
                  Stockholder's Charter Documents; and

                  (7) no litigation is pending or, to the knowledge of the Stockholder, threatened to which the Stockholder is or may become a party which:

                           (A) questions or involves the validity or
                  enforceability of any of the Stockholder's obligations under this Agreement; or

                           (B) seeks, or reasonably could be expected to seek,
                  (1) to prevent or delay the consummation by the Stockholder of the transactions this Agreement contemplates the Stockholder will consummate or (2) damages in connection with any such consummation.

                  Section 5. Several Nature of Obligations. The obligations of each Stockholder under this Agreement are several and not joint, or joint and several, with the obligations of any other Stockholder under this Agreement.

                  Section 6. Termination of Certain Obligations. The obligations of each Stockholder under Sections 2 and 3 will terminate on the expiration of an Option Exercise Period during which Parent has not exercised its Purchase Options, but, except for termination on that occurrence, will continue in accordance with its terms notwithstanding any termination of the Acquisition Agreement. The obligations of each Stockholder under Section 3 will, if they have not terminated earlier in accordance with the preceding sentence, terminate at 5:00 p.m., Denver, Colorado time, on March 17, 2003.

                  Section 7. Notices. All notices and other communications hereunder must be in writing and will be deemed given if delivered personally, telecopied or otherwise sent by means of electronic communications equipment (which is confirmed) or mailed by registered or certified mail (return receipt requested) to the parties at the following addresses (or at such other address for a party as it has specified by like notice):

                  (1)  if to Parent, to it at

                       10111 Richmond Avenue
                       Suite 500
                       Houston, Texas 77042

                       Attention: Kathleen A. Hogenson

                       Telecopy No.: (713) 986-4216
                       Email: kathy.hogenson@santos.com

                  With a copy, which will not constitute notice for purposes hereof, to:

                       Baker Botts L.L.P.
                       910 Louisiana Street
                       Houston, Texas 77002-4995

                       Attention: James DeMent

                       Telecopy: (713) 229-1816
                       Email: james.dement@bakerbotts.com

                    and

                  (2) if to a Stockholder, to the address set forth opposite that Stockholder's name on the signature pages hereto.

                  Section 8. Construction and Interpretation. (a) This Agreement uses the words "herein," "hereof" and "hereunder" and words of similar import to refer to this Agreement as a whole and not to any provision of this Agreement, and the words "Section" and "Annex" refer to a Section of or Annex to this Agreement, unless it otherwise specifies. This Agreement uses the word "party" to refer to any original signatory hereto and its permitted successors and assigns under Section 12.

                  (b) Whenever the context so requires, the singular number includes the plural and vice versa, and a reference to one gender includes the other gender and the neuter.

                  (c) The word "including," and, with correlative meaning, the word "include," means including, without limiting the generality of any description preceding that word, and the words "shall" and "will" are used interchangeably and have the same meaning.

                  (d) The language this Agreement uses will be deemed to be the language the parties have chosen to express their mutual intent, and no rule of strict construction will be applied against any party.

                  (e) This Agreement includes captions for convenience of reference only, and these captions do not constitute a part of this Agreement for any other purpose or in any way affect the meaning or construction of any provision of this Agreement.

                  Section 9. Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective as to any Stockholder when two or more counterparts have been signed by that Stockholder and Parent and delivered to each other, it being understood that to be binding on any Stockholder, no other Stockholder need sign this Agreement and Parent need not sign the same counterpart.

                  Section 10. Entire Agreement; Third Party Beneficiaries. This
Agreement:

                  (1) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof; and

                  (2) except as Sections 3 and 4 otherwise provide, is not intended to confer on any Person other than the parties any rights or remedies hereunder.

                  Section 11. Publicity. (a) Each Stockholder hereby agrees that Parent and any of its Affiliates may publish and disclose in the Offer Documents and the information statement Section 7.01(c) of the Acquisition Agreement contemplates, and any other documents Parent or Sub files with the SEC in connection with the Offer or the Merger, the identity and ownership of Subject Shares by that Stockholder and the nature of that Stockholder's commitments, agreements and understandings under this Agreement.

                  (b) Except as any applicable Governmental Requirement or the rules of the National Association of Securities Dealers, Inc. otherwise require, for so long as this Agreement is in effect, no Stockholder will, or will permit any of its Affiliates to, issue or cause the publication of any press release or other public announcement with respect to the transactions this Agreement contemplates without the consent of Parent, which consent Parent will not unreasonably withhold.

                  Section 12. Assignment; Assumption. (a) This Agreement and the rights, interests or obligations of the parties hereunder may not be assigned by any Stockholder, whether by operation of law or otherwise, without the prior written consent of Parent. Parent may assign its rights and interest hereunder against any Stockholder to any of its Affiliates, and any such assignee Affiliate may reassign those rights and interests to any other Affiliate of Parent, without the consent of that Stockholder, but any other such assignment to any other Person will require the prior written consent of that Stockholder, which consent that Stockholder will not unreasonably withhold. Subject to the preceding sentence, this Agreement will be binding on, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  (b) Each Stockholder that is an Entity will require the successor to that Entity's business and assets substantially as an entirety, whether by merger, consolidation, sale of assets or other transaction, to assume in writing that Stockholder's obligations hereunder.

                  Section 13. Governing Law. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS

THEREOF THAT WOULD CAUSE THE LAWS OF ANY OTHER JURISDICTION TO APPLY; PROVIDED, HOWEVER, THAT SECTION 3 AND THE RIGHTS AND OBLIGATIONS THEREUNDER OF THE PARTIES WILL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

                  Section 14. Exercise of Rights and Remedies. Except as this Agreement otherwise provides, no delay or omission in the exercise of any right, power or remedy accruing to any party as a result of any breach or default hereunder by any other party will impair any such right, power or remedy, nor will it be construed, deemed or interpreted as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later; nor will any waiver of any single breach or default be construed, deemed or interpreted as a waiver of any other breach or default hereunder occurring before or after that waiver.

                  Section 15. Reformation and Severability. If any provision of this Agreement is invalid, illegal or unenforceable, that provision will, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties as expressed herein, and if such a modification is not possible, that provision will be severed from this Agreement, and in either case the validity, legality and enforceability of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

                  Section 16. Remedies Cumulative. No right, remedy or election any provision of this Agreement gives will be deemed exclusive, but each will be cumulative with all other rights, remedies and elections available at law or in equity.

                  Section 17. Enforcement. Each Stockholder agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, Parent will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the provisions of this Agreement in the Appropriate Court, this being in addition to any other remedy to which Section 3, law or equity entitles Parent or any of its Affiliates. Each Stockholder will:

                  (1) submit itself to the personal jurisdiction of the Appropriate Court with respect to any dispute that arises out of this Agreement or any transaction this Agreement contemplates;

                  (2) not attempt to deny or defeat that personal jurisdiction by motion or other request for leave from any such court; and

                  (3) not bring any action relating to this Agreement or any transaction this Agreement contemplates in any court other than the Appropriate Court.

In this Section 17, "Appropriate Court" means:

                  (1) in the case of any dispute that arises under this Agreement or any transaction this Agreement contemplates, other than under Section 3 and the conduct that Section contemplates, the Appropriate Delaware Court; and

                  (2) in the case of any dispute that arises under Section 3 or any conduct to which that Section relates, the civil district courts located in Harris County, Texas.

                  Section 18. Further Assurances. At the request of Parent, each Stockholder will duly execute and deliver to Parent a signature page hereto together with the notarization of that Stockholder's signature by an appropriate notary public and such other documents as, in the good-faith judgment of Parent, are reasonably necessary or advisable to carry out more effectively other provisions and purposes of Section 3.

                  The parties have signed this Agreement as of the date first written above.

                                          SANTOS AMERICAS AND
                                          EUROPE CORPORATION


                                          By: /s/ KATHLEEN A. HOGENSON
                                              ----------------------------------
                                              Kathleen A. Hogenson
                                              President

                                          STOCKHOLDERS
No. of Original Shares:  48,000
Aspect Resources, LLC
511 16th Street, Suite 300                By: /s/ ALEX M. CRANBERG
Denver, Colorado 80202                        ----------------------------------
                                              Alex M. Cranberg


                                          ASPECT ENERGY, LLC

                                          BY: ASPECT MANAGEMENT CORPORATION,
                                                MANAGER
No. of Original Shares:  4,729,456
c/o Alex M. Cranberg
Aspect Resources, LLC                     BY: /s/ ALEX M. CRANBERG
511 16th Street, Suite 300                    ----------------------------------
Denver, Colorado 80202                        ALEX M. CRANBERG
                                              PRESIDENT

No. of Original Shares:  132,754
Esenjay Exploration, Inc.
500 North Water, Suite 1100
Corpus Christi, Texas 78471               By: /s/ MICHAEL E. JOHNSON
                                              ---------------------------------
                                              Michael E. Johnson

                                          ESENJAY PETROLEUM CORPORATION
No. of Original Shares: 4,896,415
c/o Michael E. Johnson
Esenjay Exploration, Inc.                 By: /s/ MICHAEL E. JOHNSON
500 North Water, Suite 1100                   ----------------------------------
Corpus Christi, Texas 78471                   Michael E. Johnson
                                              President
No. of Original Shares: 202,297
Esenjay Exploration, Inc.
500 Dallas, Suite 2920                    By: /s/ DAVID W. BERRY
Houston, Texas 77002                          ----------------------------------
                                              David W. Berry

STATE OF TEXAS                      )
                                    )
COUNTY/PARISH OF HARRIS             )


(Alabama)         I, Ann T. Stone, a notary public, in and for the above
                  mentioned county and state, hereby certify that Michael
                  E. Johnson, whose name as president, of Esenjay Petroleum
                  Corporation, a corporation, is signed to the foregoing agreement and who is known to me, acknowledged before me on this day that, being informed of the contents of the agreement, he, as such officer and with full authority, executed the same voluntarily for and as the act of such corporation.

(Louisiana)       On this the 20th day of March, 2002, before me, Ann T. Stone, the undersigned officer, personally appeared Michael E.
                  Johnson who acknowledged himself to be the president of Esenjay Petroleum Corporation, a corporation, and that he, as such president, being authorized so to do, executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as president.

(Mississippi)     Personally appeared before me, the undersigned authority in and for the said county and state, on this 20th day of March, 2002, within my jurisdiction, the within named Michael E.
                  Johnson, who acknowledged that he is president of Esenjay
                  Petroleum Corporation, a Delaware corporation, and that for and on behalf of the corporation, and as its act and deed he executed the above and foregoing instrument, after first having been duly authorized by the corporation so to do.

(Oklahoma)        This instrument was acknowledged before me on March 20, 2002, by Michael E. Johnson, as president of Esenjay Petroleum
                  Corporation.

(Texas) This instrument was acknowledged before me on March 20, 2002, by Michael E. Johnson, president of Esenjay Petroleum Corporation, a Delaware corporation, on behalf of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 20th day of March, A. D. 2002.
                                             /s/ Ann T. Stone
                                             ----------------------------------
                                             Signature
                                             Printed Name: Ann T. Stone

                                             Title of officer: Notary Public

My commission or term of office expires on 9/5/05.

[SEAL]

STATE OF COLORADO                     )
                                      )
COUNTY/PARISH OF DENVER               )


(Alabama)         I, Linda F. McGrath, a notary public, hereby certify that
                  Alex M. Cranberg, whose name is signed to the foregoing agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of the agreement, he executed the same voluntarily on the day the same bears date.

(Louisiana)       On this the 19th day of March, 2002, before me, Linda F.
                  McGrath, the undersigned officer, personally appeared Alex M.
                  Cranberg, known to me or satisfactorily proven to be the person whose name is subscribed to the within instrument and acknowledged he executed the same for the purposes therein contained.

(Mississippi)     Personally appeared before me, the undersigned authority in and for the said county and state, on this 19th day of March, 2002, within my jurisdiction, the within named Alex M.
                  Cranberg, who acknowledged that he executed the above and foregoing instrument.

(Oklahoma and
Texas) This instrument was acknowledged before me on March 19, 2002, by Alex M. Cranberg.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 19th day of March, A. D. 2002.


                                        /s/ Linda F. McGrath
                                        ----------------------------------------
                                        Signature

                                        Printed Name: Linda F. McGrath

                                        Title of officer:

My commission or term of office expires on 6/15/03.

[SEAL]

STATE OF TEXAS                            )
                                          )
COUNTY/PARISH OF HARRIS                   )


(Alabama)         I, Ann T. Stone, a notary public, hereby certify that
                  Michael E. Johnson, whose name is signed to the foregoing agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of the agreement, he executed the same voluntarily on the day the same bears date.

(Louisiana)       On this the 20th day of March, 2002, before me, Ann T. Stone, the undersigned officer, personally appeared Michael E.
                  Johnson, known to me or satisfactorily proven to be the person whose name is subscribed to the within instrument and acknowledged he executed the same for the purposes therein contained.

(Mississippi)     Personally appeared before me, the undersigned authority in and for the said county and state, on this 20th day of March, 2002, within my jurisdiction, the within named Michael E.
                  Johnson, who acknowledged that he executed the above and foregoing instrument.

(Oklahoma and
Texas) This instrument was acknowledged before me on March 20, 2002, by Michael E. Johnson.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 20th day of March, A. D. 2002.


                                            /s/ Ann T. Stone
                                            ------------------------------------
                                            Signature

                                            Printed Name: Ann T. Stone

                                            Title of officer: Notary Public

My commission or term of office expires on 9/5/05.

[SEAL]

STATE OF TEXAS                          )
                                        )
COUNTY/PARISH OF HARRIS                 )


(Alabama)         I, Ann T. Stone, a notary public, hereby certify that
                  David W. Berry, whose name is signed to the foregoing agreement, and who is known to me, acknowledged before me on this day that, being informed of the contents of the agreement, he executed the same voluntarily on the day the same bears date.

(Louisiana)       On this the 20th day of March, 2002, before me, Ann T. Stone, the undersigned officer, personally appeared David W. Berry, known to me or satisfactorily proven to be the person whose name is subscribed to the within instrument and acknowledged he executed the same for the purposes therein contained.

(Mississippi)     Personally appeared before me, the undersigned authority in and for the said county and state, on this 20th day of March, 2002, within my jurisdiction, the within named David W. Berry, who acknowledged that he executed the above and foregoing instrument.

(Oklahoma and
Texas) This instrument was acknowledged before me on March 20, 2002, by David W. Berry.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 20th day of March, A. D. 2002.



                                          /s/ Ann T. Stone
                                          --------------------------------------
                                          Signature

                                          Printed Name: Ann T. Stone

                                          Title of officer: Notary Public

My commission or term of office expires on 9/5/05.

[SEAL]

STATE OF COLORADO                     )
                                      )
COUNTY/PARISH OF DENVER               )

(Alabama)         I, Linda F. McGrath, hereby certify that Alex M. Cranberg
                  whose name is signed to the foregoing conveyance, and who is known to me, acknowledged before me on this day that, being informed of the contents of the conveyance, he executed the same voluntarily on the day the same bears date.

(Louisiana)       On this 19th day of March, 2002, before me, Linda F. McGrath, the undersigned officer, personally appeared Alex M. Cranberg, known to me or satisfactorily proven to be the person whose name is subscribed as president for Aspect Management
                  Corporation which is manager for Aspect Energy, LLC, and acknowledged that he executed the same act of his limited liability company for the purposes therein contained.

(Mississippi)     Personally appeared before me, the undersigned authority in and for the said county and state, on this 19th day of March, 2002, within my jurisdiction, the within named Alex M.
                  Cranberg, who acknowledged that he is president of Aspect
                  Management Corporation which is manager for Aspect Energy, LLC and that in said representative capacity he executed the above and foregoing instrument, after first having been duly authorized so to do.

(Oklahoma)        This instrument was acknowledged before me on March 19, 2002, by Alex M. Cranberg, as president of Aspect Management
                  Corporation which is manager for Aspect Energy, LLC.

(Texas) This instrument was acknowledged before me on March 19, 2002, by Alex M. Cranberg, president of Aspect Management Corporation, as manager on behalf of Aspect Energy, LLC, a limited liability company.

         IN WITNESS WHEREOF, I have hereunto set my hand and official seal this 19th day of March, A. D. 2002.


                                        /s/ Linda F. McGrath
                                        ----------------------------------------
                                        Signature

                                        Printed Name: Linda F. McGrath

                                        Title of officer:

My commission or term of office expires on 6-15-03.

[SEAL]

                                     ANNEX A

                                ESCROW AGREEMENT

                  Santos Americas and Europe Corporation ("Parent"), a Delaware corporation, the holders of outstanding common stock of Esenjay Exploration, Inc. (the "Company"), a Delaware corporation, to which this Escrow Agreement refers as "Stockholders" on the signature pages hereof (the "Stockholders") and ___________________________, as Escrow Agent ("Escrow Agent") hereby enter into this Escrow Agreement dated as of March ___, 2002

                              PRELIMINARY STATEMENT

                  Parent and its subsidiary, ECM Acquisition Company ("Sub"), a Delaware corporation, have entered into an agreement dated as of March 17, 2002 with the Company (the "Acquisition Agreement"). On the terms and subject to the conditions the Acquisition Agreement contains, Parent will acquire the Company in a two-step transaction. The first step will be a tender offer by Sub for all the outstanding shares of the Company's common stock.

                  The Stockholders collectively own approximately 52% of the shares of the Company's common stock issued and outstanding as of March 1, 2002. In order to induce Parent and Sub to enter into and thereafter perform their respective obligations under the Acquisition Agreement, the Stockholders have entered into a Stockholders Agreement dated as of March 17, 2002 (the "Stockholders Agreement") and an Option Agreement dated as of March 17, 2002 (the "Option Agreement").

                                    AGREEMENT

                  In consideration of the premises and the covenants and other undertakings this Agreement contains, the parties, intending to be legally bound hereby, agree as follows:

                  1. Capitalized terms this Escrow Agreement uses, but does not define, have the meanings the Option Agreement or the Stockholders Agreement specifies.

                  2. Each Stockholder will deliver to Escrow Agent, against receipt therefor of the Escrow Agent, certificates registered in the name of that Stockholder, but endorsed in blank with signatures guaranteed, representing all that Stockholder's Subject Shares. Escrow Agent will hold and dispose of the certificates each Stockholder deposits with it hereunder in accordance with the terms hereof.

                  3. Each Stockholder hereby irrevocably appoints and designates Escrow Agent as the agent, representative and attorney-in-fact for and on behalf of that Stockholder to take any and all actions on behalf of that Stockholder to effect, in accordance with the Stockholders Agreement, a valid tender of that Stockholder's Subject Shares under and in accordance with the terms of the Offer. This power of attorney includes, without limitation, physical delivery of those certificates and the execution and delivery of a properly completed letter of transmittal and any other required documentation or instruments with respect thereto. If, prior to the acceptance for payment by Sub of Shares under the Offer,

                           (1) (A) Parent terminates the Acquisition Agreement
                  under Section 9.01(a)(3) thereof or (B) the Company terminates the Acquisition Agreement under Section 9.01(a)(4) thereof, and

                           (2) Sub terminates the Offer,

Parent will give written notice of that termination and the date of termination of the Offer to Escrow Agent and cause the certificates representing the Subject Shares of each Stockholder that have been tendered under the Offer to be redelivered to Escrow Agent for redeposit into escrow hereunder. Following that redeposit, Escrow Agent will hold those certificates in its custody hereunder until it disposes of those certificates in accordance with Section 4 below.

                  4. (a) If at any time during the Option Exercise Period Parent shall deliver to Escrow Agent written notice in the form of Exhibit 1 hereto of its exercise of the Purchase Options, together with immediately available funds in the aggregate amount of the Purchase Prices payable thereunder, Escrow Agent promptly will deliver the certificates representing all Subject Shares Parent has purchased on its exercise of the Purchase Options to Parent. Escrow Agent will, promptly following its receipt of those funds, deliver to each Stockholder, in accordance with that Stockholder's written wire transfer instructions, immediately available funds in the amount of the Purchase Price to which that Stockholder is entitled.

                  (b) If during the Option Exercise Period Parent does not exercise the Purchase Options and purchase the Subject Shares subject thereto under Section 4(a), Escrow Agent promptly will deliver to each Stockholder following the expiration of the Option Exercise Period the certificates representing that Stockholder's Subject Shares.

                  5. Prior to the termination of this Escrow Agreement, Escrow Agent will vote all Subject Shares that it holds or has tendered under the Offer in accordance with the written instructions of Parent.

                  6. Escrow Agent may resign by mailing its written notice of that resignation to the Stockholders and Parent; provided, however, that this resignation will not be effective until Parent shall have appointed a successor Escrow Agent and that successor shall have executed an Escrow Agreement substantially in the form hereof. Any successor escrow agent must be a national or state bank authorized to exercise corporate trust powers, and having a combined capital and surplus of at least $100,000,000. Escrow Agent will receive reasonable compensation for its services hereunder which Parent will pay or cause to be paid.

                  7. Each of the Stockholders and Parent severally represents and warrants to the Escrow Agent that it has full right, power and authority to execute and deliver this Escrow Agreement.

                  8. All notices, requests, claims, demands and other communications hereunder must be in writing and will be given (and will be deemed to have been duly received if so given) by personal delivery or facsimile, by mail (registered or certified mail, postage prepaid, return receipt requested), or by means of electronic communications equipment (which is confirmed) to the respective parties as follows:

                  If to Parent, to it at:

                  10111 Richmond Avenue
                  Suite 500
                  Houston, Texas  77042
                  Attention:  Kathleen A. Hogenson
                  Telecopy No.:  (713) 986-4216
                  Email:  kathy.hogenson@santos.com

                  With a copy, which will not constitute notice for purposes hereof, to:

                           Baker Botts L.L.P.
                           910 Louisiana Street
                           Houston, Texas 77002-4995

                           Attention:  James DeMent
                           Telecopy No.:  (713) 229-1816
                           Email:  james.dement@bakerbotts.com

                  and

                  If to a Stockholder, to that Stockholder's address set forth opposite that Stockholder's name on the signature pages hereto.

                  If to Escrow Agent, to it at:

                  -----------------------------------

                  -----------------------------------

                  -----------------------------------

                  -----------------------------------

                  -----------------------------------
                  Attention: Corporate Trust Department

                  9. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement, it being understood that to be binding on any Stockholder, no other Stockholder need sign this Agreement and Parent need not sign the same counterpart.

                  10. Each Stockholder that is an Entity will require the successor to that Entity's business and assets substantially as an entirety, whether by merger, consolidation, sale of assets or other transaction, to assume in writing that Stockholder's obligations hereunder.

                  11. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES WILL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF THAT WOULD CAUSE THE LAWS OF ANY OTHER JURISDICTION TO APPLY.

                  IN WITNESS WHEREOF, the parties hereto have caused this Escrow Agreement to be duly executed on the date below written.

Dated: March __, 2002

                                    SANTOS AMERICAS AND
                                    EUROPE CORPORATION


                                    By:
                                        ----------------------------------------
                                        Kathleen A. Hogenson
                                        President

                                    ESCROW AGENT


                                    --------------------------------------------


                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    STOCKHOLDERS

Aspect Resources, LLC
511 16th Street, Suite 300          By:
Denver, Colorado 80202                  ----------------------------------------
                                        Alex M. Cranberg


                                    ASPECT ENERGY, LLC

                                    BY:  ASPECT MANAGEMENT CORPORATION,
                                            MANAGER

c/o Alex M. Cranberg                BY:
Aspect Resources, LLC                   ----------------------------------------
511 16th Street, Suite 300              ALEX M. CRANBERG
Denver, Colorado 80202                  PRESIDENT


Esenjay Exploration, Inc.
500 North Water, Suite 1100
Corpus Christi, Texas 78471         By:
                                        ----------------------------------------
                                        Michael E. Johnson

                                    ESENJAY PETROLEUM CORPORATION

c/o Michael E. Johnson
Esenjay Exploration, Inc.
500 North Water, Suite 1100         By:
Corpus Christi, Texas 78471             ----------------------------------------
                                        Michael E. Johnson
                                        President



Esenjay Exploration, Inc.
500 Dallas, Suite 2920              By:
Houston, Texas 77002                    ----------------------------------------
                                        David W. Berry

                                                                       EXHIBIT 1

             [Letterhead of Santos Americas and Europe Corporation]


                             _______________, 200__



[ESCROW AGENT] (or any successor)

Ladies and Gentlemen:

                  We refer to the Escrow Agreement, dated March __, 2002 among the undersigned, the Stockholders signatory thereto and you, as Escrow Agent. We hereby exercise the option to purchase such Subject Shares referred to in that Escrow Agreement and deliver herewith the Purchase Prices therefor.

                                           Very truly yours,

                                           SANTOS AMERICAS AND
                                           EUROPE CORPORATION


                                           By:
                                               ---------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------


                  The undersigned, [Escrow Agent] (or successor), as Escrow Agent, acknowledges receipt of this and the Purchase Prices therefor.


                                           -------------------------------------
                                           Escrow Agent